Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 12, 2026 on the financial statements of 3x Gold ETF, 3x Silver ETF, 3x Bitcoin ETF, 3x Ether ETF, 3x Crude Oil ETF and 3x Natural Gas ETF, each a series of VS Trust. Such financial statements are included in the Registration Statement on Form S-1 of VS Trust. We also consent to the references to our Firm in such Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 17, 2026